Exhibit 23.1

Consent of Independent Auditor

     We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 1998 Stock Plan of Overture Services, Inc., of our report dated January 30, 2003, with respect to the consolidated financial statements of Overture Services, Inc. (formerly GoTo.com, Inc.) included in its Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California
March 4, 2003

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